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                             SERVICE AGREEMENT

                             (1)  Combined Distribution (Holdings) Limited

                             (2)  Richard Andrew Steele


                             Dated 24 November 1997







                             OSBORNE CLARKE

                             LONDON OFFICE

                             Hillgate House, 26 Old Bailey, London  EC4M 7HS
                             Telephone  0171 600 0155   Facsimile 0171 248 9934

                             BRISTOL OFFICE

                             50 Queen Charlotte Street, Bristol  BS1 4HE
                             Telephone  0117 923 0220   Facsimile 0117 927 9209


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                                   CONTENTS

1. Definitions and interpretation......................................1
2. Appointment.........................................................5
3. Term................................................................5
4. Duties of the Executive.............................................5
5. Hours of work.......................................................6
6. Principal place of work.............................................6
7. Salary..............................................................6
8. Expenses............................................................7
9. Other benefits......................................................7
10. Holidays...........................................................9
11. Sickness or injury................................................10
12. Termination of and suspension from Employment.....................11
13. Acknowledgement by the Executive..................................14
14. Obligations during Employment.....................................15
15. Obligations after Employment......................................18
16. Grievance procedure...............................................20
17. General...........................................................20
18. Governing law and jurisdiction....................................22
The Schedule..........................................................23
Bonus.................................................................23


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THIS AGREEMENT is made the 24th day of November  1997

BETWEEN:

(1) COMBINED DISTRIBUTION (HOLDINGS) LIMITED (company number: 3136477) whose registered office is at Unit 4/5 Holford Way Holford Birmingham B6 7AX ("THE COMPANY"); and

(2) Richard Andrew Steele of 213 Station Road, Knowle, Solihull, B93 0PU ("THE EXECUTIVE").

IT IS AGREED as follows:

1.   DEFINITIONS AND INTERPRETATION

1.1 In this Agreement, unless the context otherwise requires, the following expressions have the following meanings:

     "ACTIVISION"            Activision Inc., a Delaware corporation and the
                             holding company of the Company;

     "THE BOARD"             the board of directors of the Company from time
                             to time and includes any committee of the Board duly appointed by it;

     "BUSINESSES"            any trade or other commercial activity of any
                             Group Company:

                             (a) with which the Executive is concerned or involved to any material extent at any time during his Employment; or

                             (b)  which any Group Company shall at the
                                  Termination Date have determined to carry on with a view to profit in the immediate or foreseeable future and in relation to which the Executive, at the Termination Date, possesses any Confidential Information;


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     "COMPANY INVENTION"     any improvement, invention or discovery made by
                             the Executive which in accordance with Section 39, Patents Act 1977 is the property of the Company or any Group Company ;

     "CONFIDENTIAL           any information relating to the business methods,
      INFORMATION"           corporate plans, management systems, finances,
                             new business opportunities, research and development projects, marketing or sales of any past, present or future product or service, trade secrets, secret formulae, processes, inventions, designs, know-how discoveries, technical specifications and other technical information relating to the creation, production or supply of any past, present or future product or service of any Group Company and any other information (whether or not recorded in documentary form or on computer disk or tape) which any Group Company identifies or treats as confidential or in respect of which it owes an obligation of confidentiality to any third party;

     "CUSTOMER"              any person:

                             (a) with whom or which the Executive has dealt or of whom or of which he has knowledge by virtue of his Duties in the 12 months preceding the Termination Date; and

                             (b) either:

                                 (i)   who or which shall at the Termination
                                       Date be negotiating with any Group
                                       Company for the supply of any Restricted
                                       Products or the provision of any
                                       Restricted Services; or

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                                 (ii)  to whom or which any Group Company
                                       shall at any time during the period of
                                       12 months prior to the Termination Date
                                       have supplied any Restricted Products or Restricted Services;

     "DUTIES"                the duties of the Executive as set out in clause 4;

     "EMPLOYMENT"            the Executive's employment under this Agreement;

     "ERA96"                 Employment Rights Act 1996;

     "GROUP COMPANIES"       the Company, its subsidiaries or subsidiary
                             undertakings, any holding company or parent undertaking and any subsidiary or subsidiary undertaking of any holding company or parent undertaking and "GROUP COMPANY" means any of them;

     "MATERIAL INTEREST"     (a) the holding of any position as director,
                                 officer, employee, consultant, adviser,
                                 partner, principal or agent;

                             (b) the direct or indirect control or ownership
                                 (whether jointly or alone) of any shares (or any voting rights attached to them) or debentures save for the ownership for investment purposes only of not more than 5 per cent of the issued ordinary shares of any company whose shares are listed on any Recognised Investment Exchange; or

                             (c) the provision of any financial assistance;

                                      3
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     "NOTICE"                includes any notice, demand, consent or other
                             communication;

     "RECOGNISED INVESTMENT  as defined in Section 207, Financial
      EXCHANGE"              Services Act, 1986;


     "RESTRICTED AREA"       the United Kingdom of Great Britain and Northern
                             Ireland;

     "RESTRICTED PRODUCTS"   any products of a kind which are the same or
                             substantially the same as those dealt in, marketed or sold by any Group Company in the ordinary course of the Businesses;

     "RESTRICTED SERVICES"   any services of a kind which are the same or
                             substantially the same as those provided by any Group Company in the ordinary course of the Businesses; and

     "TERMINATION DATE"      the date on which the Employment terminates.

1.2 In this Agreement, unless the context otherwise requires:

    (a) words in the singular include the plural and vice versa and words in one gender include any other gender;

    (b) a reference to a statute or statutory provision includes:

        (i) any subordinate legislation (as defined in Section 21(1), Interpretation Act 1978) made under it; and

        (ii) any statute or statutory provision which modifies, consolidates, re-enacts or supersedes it;

    (c) a reference to:

        (i) a "PERSON" includes any individual, firm, body corporate, association or partnership, government or state
             (whether or not having a separate legal personality);

        (ii) clauses and schedules are to clauses and schedules of this Agreement and references to sub-clauses and paragraphs are references to sub-clauses and paragraphs of the clause or schedule in which they appear;

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    (d) the table of contents and headings are for convenience only and shall not affect the interpretation of this Agreement; and

    (e) words and phrases defined in the City Code on Take-overs and Mergers or in the Companies Act 1985 have the same meaning in this Agreement.

2.   APPOINTMENT

2.1 The Company appoints the Executive and the Executive agrees to serve as Managing Director of the Company.

2.2 The Executive warrants that he is not bound by, nor subject to, any court order, arrangement, restriction or undertaking which prohibits or restricts him from entering into this Agreement or performing his Duties.

3.   TERM

3.1 The Employment shall commence on 24 November 1997 and, unless terminated in accordance with clause 12 (Termination of and suspension from Employment), shall continue for a fixed period , to terminate on 30 November 1999. The Company shall have the option, at its absolute discretion, to extend the fixed term for up to three additional successive one year periods by not less than four months prior notice before each such relevant one year period.

3.2 The Executive's previous employment with Combined Distribution (Holdings) Limited shall be treated as part of his continuous period of employment, which accordingly began on 1 July 1985.

4.   DUTIES OF THE EXECUTIVE

4.1  RELATING TO THE COMPANY

     The Executive shall at all times during his Employment:

     (a) unless prevented by ill health and except during holidays taken in accordance with clause 10 (Holidays), devote the whole of his working time and attention to the service of the Company;

     (b) faithfully and diligently perform the duties attaching to his office or which are from time to time assigned to or vested in him and exercise the powers consistent with them;

     (c) obey all lawful and reasonable directions of the Board and

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         implement and abide by any relevant Company policy which may be promulgated or operated in practice from time to time;

     (d) use all reasonable endeavours to promote the interests of each Group Company; and

     (e) keep the Board fully informed (in writing if so requested) of his conduct of the business or affairs of each Group Company and provide such explanations as the Board may require.

4.2  RELATING TO THE GROUP COMPANIES

     The Executive shall (without further remuneration and in addition to his duties to the Company) if and for so long as the Company requires during his Employment:

     (a) carry out any duties as may from time to time be assigned to him in relation to any Group Company; and

     (b) act as an officer of any Group Company or hold any other appointment or office as nominee or representative of any Group Company; and

     in each case as if they were to be performed or held by him for or in relation to the Company.

5.   HOURS OF WORK

     The normal business hours of the Company are 9.00am to 5.30p.m. Monday to Friday. The Executive shall work such further hours as may be necessary for the proper discharge of his Duties and he shall not be entitled to receive any additional remuneration for work outside normal business hours

6.   PRINCIPAL PLACE OF WORK

6.1 The Executive's principal place of work shall be at Holford Way, Holford, Birmingham, or such other location in the U.K. as constitutes the Company's principal place of business from time to time.

6.2 The Company may require the Executive to work at a location other than the principal place of work for a period not exceeding 2 weeks as the Company may determine. The Executive shall travel in the UK and abroad as the Board may reasonably require for the performance of his Duties.

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7.   SALARY

7.1  During his Employment the Company shall pay to the Executive:

     (a) a basic salary at the rate of L84,500 per annum. This salary shall accrue from day to day, be payable by equal monthly instalments in arrears on or about the last Friday of each month and shall include any fees to which the Executive is entitled as a director of any Group Company ; and

     (b) a bonus calculated in accordance with the provisions of the schedule to this Agreement.

7.2 The Executive's basic salary shall be reviewed with effect from 1 July in each year. The review shall be at the discretion of Activision, provided that the annual basic salary increase shall not be less than 6% of the immediately preceding basic salary.

8.   EXPENSES

8.1 Subject to clause 8.2 below, the Company shall reimburse to the Executive all hotel, travelling, entertainment and other out of pocket expenses reasonably and properly incurred by him in the performance of his Duties subject to him producing to the Company any vouchers or other evidence of actual payment of the expenses as the Company may reasonably require.

8.2 The Company shall reimburse the Executive in respect of his home telephone bill and private and business petrol expenses, provided that such reimbursements shall not be made at a level materially greater than that at which they were made in the six months prior to the date of this Agreement.

8.3 Any credit card or charge card supplied to the Executive by the Company shall be used solely for expenses incurred by him in carrying out his Duties and for private petrol.

9.   OTHER BENEFITS

     During his Employment the Executive shall be entitled to the following benefits:

9.1  MOTOR CAR

     (a) The Company shall provide and maintain for the sole use of the Executive a Motor Car and all expenses and petrol in

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         connection with its private and business use shall be paid or reimbursed to the Executive by the Company on presentation of appropriate receipts if required, subject to the provisions of clause 8.2 above.

     (b) A new Motor Car will be supplied to the Executive after 3 years or 75,000 miles, whichever occurs first.

     (c) The Motor Car may be used by persons other than the Executive with the Executive's permission and provided that such use is in compliance with the Company's motor insurance policy covering the Motor Car.

     (d) The Executive shall not authorise any person to use the Motor Car who is not in possession of a valid driving licence.

     (e) The Company reserves the right to vary the terms and/or rules regarding Company vehicles.

     (f) The Executive shall abide by the Company's Car Scheme Rules in force from time to time.

9.2  MOBILE TELEPHONE

     The Company shall provide to the Executive a mobile telephone and will pay all running expenses except the cost of non-business calls made by him in connection with it.

9.3  PENSION

     (a) Subject to the terms of its deed and rules from time to time, the Executive shall be eligible to join the Stanplan A Pension Scheme details of which are available from the Company Secretary.

     (b) The Company shall pay into the Scheme or a pension scheme of the Executive's choice an annual sum not less than 10% of the Executive's annual basic salary.

     (c) On the Executive's election to cease to be a member of the Scheme or on termination of this Agreement, benefits accrued under the Scheme shall be capable of transfer to alternative pension arrangements of the Executive's direction subject to the rules of the Scheme.

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     (d) No contracting-out certificate pursuant to the Pension Schemes Act
         1993 is in force in respect of the Employment.

9.4  STOCK OPTIONS

     You will be granted, under Activision's existing or modified stock option plan, options to purchase 50,000 shares of Activision's common stock. The options will be issued on the commencement date of your employment under this Agreement and will vest rateably over five years, with one fifth (1/5) of the amount granted vesting at the end of each such year. Such options will have an exercise price that will be the market price of such common stock on the date the options are issued and will be governed in all other respects by Activision's stock option plan in effect at the time of grant. You also shall be eligible to receive additional options, under Activision's existing or modified stock option plan, if Activision's board of directors (or the compensation committee of such board of directors), in its sole and absolute discretion, determines that the grant to you of additional options is appropriate.

9.5  LIFE ASSURANCE

     The Executive shall be entitled to participate during his employment in the Company's group life assurance scheme from time to time whereby the Executive's life is insured for the benefit of his estate for four times his salary referred to in clause 7.1(a).

10.  HOLIDAYS

10.1 The Company's holiday year runs from 1 January to 31 December.

10.2 In addition to public holidays and any other holidays observed by the Company, the Executive is entitled to 30 working days' paid holiday in each holiday year, to be taken at such time or times as are agreed with the Board .

10.3 The Executive may not, without the consent of the Board:

     (a) carry forward any unused part of his holiday entitlement to a subsequent holiday year; or

     (b) be entitled to payment in lieu for any unused holiday entitlement.

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10.4 For the holiday year during which his Employment commences or terminates, the Executive's entitlement to holiday shall accrue on a pro rata basis for each complete month of his Employment during that holiday year.

10.5 On the termination of his Employment the Executive shall be entitled to pay in lieu of outstanding holiday entitlement and shall be required to repay to the Company any salary received for holiday taken in excess of his actual entitlement. The basis for calculating the payment and repayment shall be 1/253 of the Executive's annual basic salary for each day.

10.6 Other than at the request of, or with the permission of, the Company, the Executive may not take holiday during a period of notice to terminate his Employment.

11.  SICKNESS OR INJURY

11.1 If the Executive is unable to perform his Duties due to sickness or injury he shall report this fact as soon as possible and, if practicable, by 10 am on the first working day of incapacity to the Company Secretary, and provide, so far as practicable, an expected date of return to work.

11.2 The Executive shall:

     (a) if absent for under 7 days, on his return to work complete a self-certification form detailing the reason for his absence; and

     (b) if absent for 7 or more consecutive days and for shorter absence if so required, produce a doctor's certificate on the eighth day and weekly after that so that the whole period of absence is covered by these certificates.

11.3 Except as set out in sub-clause 11.4, if the Executive is absent due to sickness or injury duly certified in accordance with the provisions of sub-clause 11.2, he shall be paid his full salary for up to 6 months absence in any period of 12 consecutive months and after that such remuneration, if any, as the Board shall determine from time to time.

11.4 Any remuneration paid under sub-clause 11.3 shall:

     (a) not be less than any proceeds received by the Company in respect of the Executive under the Company's permanent health insurance scheme; and

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     (b) be inclusive of any Statutory Sick Pay to which the Executive is entitled under the provisions of the Social Security and Housing Benefits Act 1982 and any Social Security Sickness Benefit or other benefits recoverable by the Executive (whether or not recovered) which may be deducted from it.

11.5 For Statutory Sick Pay purposes, the Executive's qualifying days are his normal working days.

11.6 At any time during the period of his Employment, (but not normally more often than once every second year) the Executive shall, at the request and expense of the Company:

     (a) consent to an examination by a doctor to be selected by the Company;
         and

     (b) authorise this doctor to disclose to and discuss with the Company's medical adviser, or other nominated officer of the Company, the results of or any matter arising out from this examination.

11.7 The Company shall provide and maintain on behalf of the Executive permanent health insurance.

11.8 The Company shall provide and maintain on behalf of the Executive, his wife or partner and any dependent children membership in a BUPA Scheme or any other scheme providing equivalent benefits.

12.  TERMINATION OF AND SUSPENSION FROM EMPLOYMENT

12.1 AUTOMATIC TERMINATION

     The Employment shall automatically terminate:

     (a) when the Executive reaches the age of 60; or

     (b) if the Executive becomes prohibited by law from being a director; or

     (c) if the Executive resigns his office.

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12.2 SUSPENSION

     In order to investigate a complaint against the Executive of misconduct the Company may suspend the Executive on full pay for so long as may be necessary to carry out a proper investigation and hold a disciplinary hearing.

12.3 IMMEDIATE DISMISSAL

     The Company may by notice terminate the Employment with immediate effect if the Executive:

     (a) fails or neglects efficiently, diligently and competently to carry out his Duties or repeats or continues (after a written warning) any other material breach of his obligations under this Agreement;

     (b) commits any act of gross misconduct or is guilty of any conduct which in the opinion of the Board brings him or any Group Company into disrepute or is calculated or likely prejudicially to affect the interests of any Group Company, whether or not the conduct occurs during or in the context of his Employment;

     (c) is convicted of any criminal offence punishable with imprisonment (other than an offence under road traffic legislation in the United Kingdom or elsewhere for which he is not sentenced to any term of imprisonment whether immediate or suspended);

     (d) commits any act of dishonesty relating to any Group Company, any of its employees or otherwise;

     (e) becomes a patient within the meaning of the Mental Health Act 1983;
         or

     (f) becomes bankrupt or makes any arrangement or composition with his creditors generally.

12.4 PAY IN LIEU

     On serving notice for any reason to terminate the Employment or at any time during the currency of the notice the Company may elect (but shall not be obliged) to terminate the Employment forthwith and to pay to the Executive his basic salary (at the rate then payable under sub-clause 7.1(a) for the unexpired portion of the duration of his

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     Employment or entitlement to notice as the case may be during this period. The Company will pay the salary due and payable under this sub-clause (subject to deduction of tax and national insurance contributions at source) in 4 equal instalments at equally spaced intervals in advance during the period.

12.5 GARDEN LEAVE

     (a) After notice to terminate the Employment has been given by the Executive or the Company, the Company may in its absolute discretion:

         (i) require the Executive to perform only such duties (including without limitation research projects) as it may allocate to him;

         (ii)  require the Executive not to perform any of his duties;

         (iii) require the Executive not to have any contact with clients of the Company;

         (iv) require the Executive not to have any contact with such employees of the Company as the Company shall determine;

         (v)   exclude the Executive from any Company premises

         provided always that throughout the period of any such action referred to in this clause 12.6(a), the Executive's salary and contractual benefits shall not cease to accrue or be paid or provided subject to the other provisions of this Agreement.

     (b) The Executive acknowledges that such action taken on the part of the Company shall not constitute a breach of this Agreement of any kind whatsoever nor shall the Executive have any claim against the Company in respect of any such action.

     (c) The Executive shall during any such period of garden leave remain readily contactable and available for work and, should he fail to make himself available for work having been requested by the Company to attend, he shall, notwithstanding any other provision of this Agreement, forfeit his right to salary and contractual benefits in respect of such period of non-availability.

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12.6  EFFECT OF TERMINATION

      On the Termination Date:

      (a) the Executive shall at the request of the Company resign (without prejudice to any claims which he may have against any Group Company arising out of the Employment or its termination) from all and any offices which he may hold as a director of any Group Company and from all other appointments or offices which he holds as nominee or representative of any Group Company and if he should fail to do so within 7 days the Company is irrevocably authorised to appoint some person in his name and on his behalf to sign any documents or do any things necessary or requisite to effect such resignation(s) and/or transfer(s);

      (b) the Executive shall:

          (i) return to the Company all documents, computer disks and tapes and other tangible items in his possession or under his control which belong to any Group Company or which contain or refer to any Confidential Information; and

          (ii) delete all Confidential Information from any computer disks, tapes or other re-usable material in his possession or under his control and destroy all other documents and tangible items in his possession or under his control which contain or refer to any Confidential Information; and

      (c) the Company shall be entitled to deduct from any salary or other sum due under to the Executive any sums owed by the Executive to any Group Company.

13.   ACKNOWLEDGEMENT BY THE EXECUTIVE

      The Executive acknowledges that:

      (a) each Group Company possesses a valuable body of Confidential Information;

      (b) each Group Company will give him access to Confidential Information to enable him to carry out his Duties;

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      (c) his Duties include, amongst other things, a duty of trust and confidence and a duty to act at all times in the best interests of each Group Company;

      (d) the Company requires all its senior employees to accept restrictions which are similar to those set out in clause 14 (Obligations during Employment) and clause 15 (Obligations after Employment) for the mutual protection of its Businesses and employees;

      (e) the following would be likely to place that company at a serious competitive disadvantage and cause immeasurable (financial and other) damage to the Businesses:

          (i) the disclosure of Confidential Information to any customer or actual or potential competitor of any Group Company; and

          (ii) if, on leaving the Employment, the Executive was to hold any Material Interest in a Customer or any actual or potential competitor of any Group Company;

      (f) the Confidential Information known by the Executive enables him to perform his management duties;

      (g) the success of the Businesses depends, in part, on the Executive's successor and/or fellow employees establishing business relationships with the customers of and suppliers to the Businesses which are similar to those established and maintained by the Executive during his Employment for the purposes of ensuring an orderly hand over to a successor.

14.   OBLIGATIONS DURING EMPLOYMENT

14.1  INVENTIONS

      (a) The Executive shall promptly disclose to the Company full details, including drawings and models, of any improvement, invention or discovery which he (whether alone or with any other person) makes at any time during his Employment and which relates or could relate, directly or indirectly, to the Businesses.

      (b) If the improvement, invention or discovery is a Company Invention, the Executive shall (to the extent that it does not automatically vest in the Company by operation of law) hold it

                                       15
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          in trust for the Company and, at the request and expense of the
          Company, do all things necessary or desirable to enable the Company or its nominee to obtain for itself the full benefit of and to secure patent or other appropriate forms of protection for the Company Invention throughout the world.

      (c) If the improvement, invention or discovery is not a Company Invention, the Company shall treat all information disclosed to it by the Executive as confidential property of the Executive.

      (d) The patenting and exploitation of any Company Invention shall be at the sole discretion of the Company.

14.2  COPYRIGHT ETC

      (a) The Executive shall promptly disclose to the Company all copyright works or designs originated, conceived, written or made by him alone or with others during his Employment which relate, or could relate, to the Businesses and shall (to the extent that they do not automatically vest in the Company by operation of law) hold them in trust for the Company until such rights have been fully and absolutely vested in the Company.

      (b) The Executive assigns to the Company by way of future assignment
          (to the extent not already vested in the Company by operation of law) all copyright, design rights and other proprietary rights (if any) for their full terms throughout the world in respect of all copyright works and designs originated, conceived, written or made by him alone or with others during his Employment which relate, or could relate, to the Businesses.

      (c) The Executive irrevocably and unconditionally waives in favour of the Company any and all moral rights conferred on him by Chapter IV, Part I, Copyright Designs and Patents Act 1988 and any other moral rights provided for under the laws now or in future in force in any part of the world for any work the rights in which are vested in the Company whether by sub-clause (b) or otherwise.

      (d) The Executive shall, at the request and expense of the Company, do all things necessary or desirable to substantiate the rights of the Company under sub-clauses (b) and (c).

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14.3  SHARE DEALINGS ETC

      (a) The Executive shall comply, where relevant, with every rule of law, every requirement of the London Stock Exchange Limited, the United States Security and Exchange Commission or any other Recognised Investment Exchange and every regulation of any Group Company from time to time in force relating to dealings in shares, debentures or other securities of any Group Company and, in relation to overseas dealings, the Executive shall also comply with all laws of the state and all regulations of the stock exchange, market or dealing system in which such dealings take place.

      (b) The Executive shall not (and shall procure so far as he is able that his spouse and children shall not) deal or become or cease to be interested (within the meaning of Part I, Schedule 13, Companies Act 1985) in any securities of Group Company without complying with such Group Company rules or guidelines from time to time relating to securities transactions by directors.

14.4  CONFLICT OF INTEREST

      The Executive agrees that during his Employment:

      (a) he shall not:

          (i) directly or indirectly disclose to any person or use other than for any legitimate purposes of any Group Company any Confidential Information;

          (ii) without the Board's prior written permission hold any Material Interest in any person which:

                (A) is or shall be wholly a party in competition with any of the Businesses;

                (B) impairs or might reasonably be thought by the Company to impair his ability to act at all times in the best interests of any Group Company; or

                (C) requires or might reasonably be thought by the Company to require him to disclose or make use of any Confidential Information in order properly to discharge his duties to or to further his interest in that person;

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

          (iii) at any time make any untrue or misleading statement in relation to any Group Company.

          (iv) directly or indirectly receive or obtain in respect of any goods or services sold or purchased or other business transacted (whether or not by him) by or on behalf of any Group Company any discount, rebate, commission or other inducement (whether in cash or in kind) which is not authorised by any company rules or guidelines from time to time and if he or any person in which he holds any Material Interest shall obtain any such discount, rebate, commission or inducement, he shall immediately account to the Company for the amount so received;

          (v) other than to carry out his Duties, without the prior authority of the Company remove from the premises of any Group Company or copy or allow others to copy the contents of any document, computer disk, tape or other tangible item which contains or refers to any Confidential Information or which belongs to any Group Company;

      (b) he shall, at the request of the Company:

          (i) return to the Company all documents, computer disks and tapes and other tangible items in his possession or under his control which belong to any Group Company or which contain or refer to any Confidential Information; and

          (ii) delete all Confidential Information from any computer disks, tapes or other re-usable material in his possession or under his control and destroy all other documents and tangible items in his possession or under his control which contain or refer to any Confidential Information.

14.5  POWER OF ATTORNEY

      The Executive irrevocably appoints the Company as his attorney in his name and on his behalf to execute documents, to use his name and to do all things which may be necessary or desirable for the Company to obtain for itself or its nominee the full benefit of the provision of sub-clause 14.1(b) and 14.2(b) and a certificate in writing signed by any director or the Company Secretary that any instrument or act falls

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

      within the authority conferred by this paragraph shall be conclusive evidence that such is the case so far as any third party is concerned.

15.   OBLIGATIONS AFTER EMPLOYMENT

15.1 The Executive shall not within the Restricted Area directly or indirectly for the period of 12 months after the Termination Date, hold any Material Interest in any person which:

      (a) is or shall be wholly or partly in competition with any of the Businesses; or

      (b) requires or might reasonably be thought by the Company to require him to disclose or make use of any Confidential Information in order properly to discharge his duties to or to further his interest in that person.

15.2 The Executive shall not directly or indirectly, whether on his own behalf or on the behalf of another person:

      (a) for the period of  12 months after the Termination Date:

          (i) seek, canvass or solicit in any capacity whatsoever any business, orders or custom for any Restricted Products or Restricted Services from any Customer;

          (ii) accept in any capacity whatsoever orders for any Restricted Products or Restricted Services from any Customer; or

          (iii) solicit or entice away or seek to entice away from any Group Company any person who is and was at the Termination Date employed by any Group Company in any of the Businesses in a managerial, technical, supervisory, sales, marketing or senior financial capacity;

      (b) at any time after the Termination Date:

          (i) induce or seek to induce by any means involving the disclosure or use of Confidential Information any Customer to cease dealing with any Group Company or to restrict or vary the terms upon which it deals with any Group Company;

          (ii) represent himself or permit himself to be held out by any person, as being in any way connected with or interested in any Group Company; and

          (iii) disclose to any person, or make use of any Confidential Information.

16.   GRIEVANCE PROCEDURE

16.1 The Executive is subject to the Company's disciplinary rules and procedures, poor performance procedure frequent sickness absence Procedure for the time being in force a copy of which is available from the Company Secretary and such other procedures of this nature as may from time to time be adopted.

16.2 If the Executive has any grievance relating to his Employment (other than one relating to a disciplinary decision) he should refer such grievance to the Chairman of the Board and if the grievance is not resolved by discussion with him it will be referred to the Board for resolution.

17.   GENERAL

17.1  PRIOR AGREEMENTS

      This Agreement is in substitution for any previous contracts of employment and such prior agreements are hereby terminated.

17.2  ACCRUED RIGHTS

      The expiration or termination of the Employment or this Agreement however arising shall not operate to affect such of the provisions of this Agreement as are expressed to operate or have effect after that date and shall be without prejudice to any accrued rights or remedies of the parties.

17.3  VARIATION

      No purported variation of this Agreement shall be effective unless it is in writing and signed by or on behalf of each of the parties.

17.4  INVALIDITY

      To the extent that any provision of this Agreement is found by any court or competent authority to be invalid, unlawful or unenforceable in any jurisdiction, that provision shall be deemed not to be a part of this Agreement, it shall not affect the enforceability of the remainder of this Agreement nor shall it affect the validity, lawfulness or enforceability of that provision in any other jurisdiction.

17.5  ASSIGNMENT

      The rights and obligations of the Company under this Agreement shall be transferred to its successors and assignors. The Executive may not, however, transfer or assign his rights or obligations under this Agreement.

17.6  UNDERTAKINGS

      The Executive has given the undertakings contained in clause 15 (Obligations after Employment) to the Company as trustee for itself and for each Group Company and will at the request and cost of the Company enter into direct undertakings with any Group Company which correspond to the undertakings in clause 15, (Obligations after Employment) or which are less onerous only to the extent necessary (in the opinion of the Company or its legal advisors) to ensure that such undertakings are valid and enforceable.

17.7  INDEMNITY

      The Executive will indemnify each Group Company from and against all actions, claims, costs, proceedings, expenses, loss or damage (including, without limitation, legal costs) which may arise directly or indirectly from the unauthorised disclosure or use of the Confidential Information by the Executive or directly from any other breach of the terms of this Agreement by the Executive.

17.8  RELEASES AND WAIVERS

      (a) The rights, powers and remedies conferred on any party by this Agreement and remedies available to the Company are cumulative and are additional to any right, power or remedy which it may have under general law or otherwise.

      (b) The Company may, in whole or in part, release, compound, compromise, waive or postpone, in its absolute discretion, any liability owed to it or right granted to it in this Agreement by the Executive without in any way prejudicing or affecting its rights in respect of that or any other liability or right not so released, compounded, compromised, waived or postponed.

      (c) No single or partial exercise, or failure or delay in exercising any right, power or remedy by the Company shall constitute a waiver by it of, or impair or preclude any further exercise of, that or any right, power or remedy arising under this Agreement or otherwise.

18.   GOVERNING LAW AND JURISDICTION

18.1 This Agreement shall be governed by and construed in accordance with English law.

18.2 Each of the parties irrevocably submits for all purposes in connection with this Agreement to the exclusive jurisdiction of the courts of England.

THIS AGREEMENT has been signed on the date appearing at the head of page 1.

                                THE SCHEDULE

                                    BONUS

            FOR THE FINANCIAL PERIOD FROM 1 MAY 1997 TO 30 APRIL 1998

1. Subject to the following provisions the Executive's entitlement to a bonus under Clause 7.1(b) for the above financial period is as follows;

2. If Net Profits (as defined in paragraph 8 below) are less than L3.17 million ("the Target Profit") the Executive's bonus entitlement shall be nil.

3. If Net Profits are equal to or greater than the Target Profit then the Executive's basic bonus entitlement ("the Basic Bonus") shall be as follows:

      (a) 0.5 per cent of his basic salary for each L29,250 by which Net Profits exceed L2,000,000 (the "Base Level Profit") up to a maximum of 20 per cent of his basic salary in respect of any financial period; and

      (b) 0.833 per cent of his basic salary each month for achievement of the targeted monthly closing cash position as agreed and set by the Board by a Board Resolution dated 27 June 1997

      (c) The Executive's entitlement to the Basic Bonus under this paragraph is limited to a maximum of 30 per cent of his basic salary in respect of any one financial period ("the Maximum Basic Bonus")

4.

4.1 If an Executive is entitled to a Maximum Basic Bonus in any one financial year then subject to the following provisions the Executive's entitlement to an additional bonus under Clause 7.1(b) ("the Additional Bonus") shall be 25 per cent of x/y of the amount by which Net Profits exceed the aggregate of the Target Profit and all Basic Bonuses payable to Executives under paragraph 3 ("the Second Target Profit").

4.2   For the purposes of paragraph 4.1

      x = Agreed basic salary of the Executive

      y = the total of the basic salaries for R A Steele, N C Brown, A R Waterhouse, D Neal, S G Varnish, G Hawkins and R G Swindells (or, in each case, their replacements).

5. If during the currency of this Agreement any financial period of the Company shall have a duration other than 365 days (or 366 days in the case of a leap year) the Target Profit and the Second Target Profit shall be adjusted in the same proportion as the number of completed days of the financial period bears to 365.

6. If the Executive's employment is terminated during the course of a financial year (save as a result of the Executive's resignation or if the Executive's employment is terminated pursuant to clause 12.3 of the Agreement), the Executive shall be entitled to a pro-rata bonus in respect of the financial year in which his employment terminates calculated by reference to the proportion of the financial year worked by the Executive.

7. The certificate of the auditors of the Company as to the amount of the Basic and Additional Bonuses payable shall, in the absence of manifest error, be final and binding upon the parties and in so certifying the auditors shall be deemed to be acting as experts and not liable in negligence to any person in respect thereof.

8. "Net Profits" for the purpose of this Schedule means the consolidated net revenue profits shown in the audited consolidated profit and loss account of the Company and its subsidiaries for the relevant financial period subject to the following adjustments (if not already taken into account in the profit and loss accounts):

      (a) before deducting taxation shown by the audited consolidated profit and loss account of the Company and its subsidiaries;

      (b) before deducting the bonus payable to the Executive and any other remuneration calculated on or variable with profits payable to any other director, officer or employee of the Company and its subsidiaries;

      (c) before adjustment for extraordinary items not deriving from ordinary activities of the Company and its subsidiaries as required by the Statement of Standard Accounting Practice No6 (SSAP6) save for any charges actually arising from the amortisation of a payment of L500,000 by the Company to EIDOS PLC as a result of Activision's acquisition of the Company, but subject to a maximum charge of L50,000;

      (d) excluding profits or losses of a capital nature;

      (e) before deducting any payments made to holders of preference shares, whether by way of dividend or redemption;

      (f) before deducting all payments to holders of fifteen per cent Secured Subordinated Loan Stock whether by way of redemption or interest;

      (g) before deducting all payments made to the Company's bankers in respect of fixed term loans, whether by way of interest or capital repayments.

      (h) subject to the provisions of clause 8(c) before deducting any charge arising from the amortisation of goodwill purchased by the Company upon the acquisition by the Company of CentreSoft Limited and its subsidiaries on 28th June 1996.

      (i) before deducting any directors fees paid or payable by the Company to employees of Activision, Inc.

          FOR EACH FINANCIAL PERIOD OF THE COMPANY SUBSEQUENT TO 30 APRIL 1998

          The Target Profit, Base Level Profit and Second Target Profit figures for each financial period shall be reviewed each year and adjusted to take into account the reasonable projected growth rates of the Company and its subsidiaries and such other areas of responsibility assumed by the Executive during such financial periods and shall be subject to the agreement and approval of such figures by Activision having consulted with the Board and the provisions of paragraph 5 - 8 above shall apply accordingly to the revised bonus entitlement.

EXECUTED as a DEED                 )
(but not delivered until the date  )
appearing at the head of page 1)   )
by COMBINED DISTRIBUTION           )
(HOLDINGS) LIMITED acting by:      )



                                    /s/ Lawrence Goldberg
                                    ----------------------------
                                    Director Secretary


                                    /s/ Norman Brown
                                    ----------------------------
                                    Director


EXECUTED as a Deed                 ) /s/ Richard Steele
by RICHARD ANDREW STEELE           ) ----------------------------
in the presence of:                )

Signature of witness:

Name:

Address:



Occupation:




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